UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 5, 2016

(Date of earliest event reported)

FOUR CORNERS PROPERTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-37538

Maryland	47-4456296
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

591 Redwood Highway, Suite 1150, Mill Valley, California 94941

(Address of principal executive offices, including zip code)

(415) 965-8030

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 5, 2016, Four Corners Property Trust, Inc. (the “Company”) and Four Corners Operating Partnership, LP, the Company’s operating partnership (the “Operating Partnership”), entered into an equity distribution agreement (the “Equity Distribution Agreement”) with Morgan Stanley & Co. LLC, Barclays Capital Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the “Sales Agents”).

Under the terms of the Equity Distribution Agreement, the Company may issue and sell from time to time through or to the Sales Agents its shares of common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate gross sales price of up to $150.0 million (the “Securities”).

The Securities may be offered and sold through the Sales Agents over a period of time and from time to time in transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including without limitation sales made directly on the New York Stock Exchange, on any other existing trading market for the Common Stock, or sales made to or through a market maker other than on an exchange. The Sales Agents may also sell Securities by any other method permitted by law, including, but not limited to, privately negotiated transactions. The Sales Agents are not required to sell any specific number or dollar amount of the Securities, but each Sales Agent will make all sales using commercially reasonable efforts to sell such Securities up to the amount specified, and otherwise in accordance with mutually agreed terms among the Sales Agents and the Company. The Company has no obligation to sell any Securities under the Equity Distribution Agreement, and, upon giving prior written notice to the Sales Agents, may at any time suspend the offering of the Securities under the Equity Distribution Agreement or terminate the Equity Distribution Agreement. Each Sales Agent will be paid compensation that will not exceed 2.0% of the gross sales offering proceeds of any Securities sold through it.

The Company intends to contribute the net proceeds from the sale of the Securities to the Operating Partnership. The Operating Partnership intends to use the net proceeds from the offering for general corporate purposes. Pending application of cash proceeds, the Operating Partnership will invest the net proceeds from the offering in interest-bearing accounts and short-term, interest-bearing securities in a manner that is consistent with the Company’s intention to qualify for taxation as a real estate investment trust.

The Securities will be issued pursuant to the Company’s automatic shelf registration statement filed with the Securities and Exchange Commission on December 5, 2016 (File No. 333-214908), a base prospectus, dated December 5, 2016, included as part of the registration statement, and a prospectus supplement, dated December 5, 2016, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act.

The foregoing description of the material terms of the Equity Distribution Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Distribution Agreement. A copy of the Equity Distribution Agreement is attached to this report as Exhibit 1.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated December 5, 2016, by and among the Company, the Operating Partnership and Morgan Stanley & Co. LLC, Barclays Capital Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Common Stock.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUR CORNERS PROPERTY TRUST, INC.

	By:	/s/ James L. Brat
	Name:	James L. Brat
	Title:	General Counsel and Secretary

Date: December 5, 2016

EXHIBIT INDEX

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated December 5, 2016, by and among the Company, the Operating Partnership and Morgan Stanley & Co. LLC, Barclays Capital Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Common Stock.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).